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                                                                     Exhibit 2.2

                           ASSIGNMENT OF RIGHTS UNDER
                               CERTAIN AGREEMENTS

      This Assignment of Rights Under Certain Agreements (the "Assignment") is executed by Alpha Natural Resources, LLC, a Delaware limited liability company (the "Company"), and the direct and indirect subsidiaries of the Company listed on the signature pages of this Assignment (the "Subsidiaries") as of October 26, 2005. All capitalized terms used herein, unless otherwise indicated, shall have the meanings assigned to such terms in that certain Acquisition Agreement, dated as of September 23, 2005, as heretofore amended and supplemented, among the Company, Mate Creek Energy of W. Va., Inc., Virginia Energy Company, the unitholders of Powers Shop, LLC, and the shareholders of Nicewonder Contracting, Inc., Twin Star Mining, Inc. and White Flame Energy, Inc. (the "Acquisition Agreement").

            In consideration of the mutual covenants and promises set forth in this Assignment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Assignment. This Assignment is executed and delivered in accordance with (i) Section 13.5 of the Acquisition Agreement and (ii) Section 6.5 of that certain Indemnification Agreement, dated as of September 23, 2005, as amended, among the parties to the Acquisition Agreement and certain other parties (the "Indemnification Agreement" and together with the Acquisition Agreement, the "Agreements"). The Company hereby irrevocably assigns, transfers and conveys to each Subsidiary, effective as of the date of this Assignment, free and clear of any Encumbrance, all of the Company's rights and obligations under the Agreements with respect to the acquisition of the Acquired Interests specified on Exhibit A to this Assignment (the "Assigned Rights" and "Assumed Obligations"), and each Subsidiary shall be treated as and assume the place of the Company under the Agreements with respect thereto. The Company and the Subsidiaries each agree to execute and deliver such further instruments and do such further acts as may be required to effect such transfer of the Assigned Rights and Assumed Obligations to the Subsidiaries.

      2. Acceptance. Each Subsidiary accepts the assignment, transfer and conveyance by the Company of its respective Assigned Rights and Assumed Obligations, free and clear of any Encumbrance, and assumes and agrees to perform and discharge such Assumed Obligations.

      3. Representations and Warranties of the Company.

            (a) Existence and Qualification. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Company has all requisite power and authority to own, operate and lease its properties and to carry on its business as presently conducted.

            (b) Authority and Enforceability. The Company has all requisite power and authority to execute and deliver this Assignment and to perform its obligations under this Assignment. The execution and delivery of this Assignment by the Company and the performance of the transactions contemplated hereby by the Company have been duly and validly approved by the board of managers of the Company and by any other action necessary on behalf of the Company. This Assignment has been duly executed and delivered on behalf of the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. At the Closing, all documents required hereunder to be executed and delivered by the Company will have been duly authorized, executed and delivered and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

            (c) No Default or Consents. The execution, delivery and performance of this Assignment and the consummation of the transactions contemplated herein will not:

            (1) conflict with or result in a breach, default or violation of the organizational documents of the Company;

            (2) conflict with or result in a breach, default or violation (with due notice or lapse of time or both) of any material agreement to which the Company is a party; or

            (3) require the Company to obtain or make any waiver, consent, action, approval, clearance or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person, which has not been obtained, made or waived.

            (d) Agreements. The Company represents and warrants that the copies of the Agreements that it has furnished to the Subsidiaries are true and complete copies thereof.

      4. Representations and Warranties of the Subsidiaries. Each Subsidiary represents and warrants to the Company that:

            (a) Existence and Qualification. It is duly organized, validly existing and in good standing under the laws of the state of its formation, and it has all requisite power and authority to own, operate and lease its properties and to carry on its business as presently conducted.

            (b) Authority and Enforceability. It has all requisite power and authority to execute and deliver this Assignment and to perform its obligations under this Assignment. The execution and delivery of this Assignment by it and the performance of the transactions contemplated hereby by it have been duly and validly approved by the board of directors, board of managers or other applicable authority of such entity and by any other action necessary on behalf of such entity. This Assignment has been duly executed and delivered on its behalf and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. At the Closing, all documents required hereunder to be executed and delivered by it will have been duly authorized, executed and delivered and will constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms.

            (c) No Default or Consents. The execution, delivery and performance of this Assignment (and the documents required to be executed and delivered by the Company under the Agreements) and the consummation of the transactions contemplated herein or in the Agreements will not:

            (1) conflict with or result in a breach, default or violation of its organizational documents;

            (2) conflict with or result in a breach, default or violation (with due notice or lapse of time or both) of any material agreement to which it is a party; or

            (3) require it to obtain or make any waiver, consent, action, approval, clearance or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person, which has not been obtained, made or waived.

            (d) Financial Capacity. It has resources sufficient to satisfy all of its respective Assumed Obligations.

      5. Investment Representations. Each of Premium Energy, LLC and Callaway Natural Resources, Inc. further represents and warrants to the Company that:

            (a) Investment. It will acquire the equity interests of the Acquired Companies set forth on Exhibit A (the "Equity Interests") pursuant to the Acquisition Agreement for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. It understands that the transfer of the Equity Interests has not been, nor will be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of its investment intent and the accuracy of its representations as expressed in this Assignment. By reason of the business or financial experience of its officers, it has the capacity to evaluate the merits and risks of its prospective investment in the Equity Interests. It acknowledges that it can bear the economic risk of its prospective investment in the Equity Interests. Its address set forth at the conclusion of this Assignment is its true and correct state of domicile, upon which the Seller may rely for the purpose of complying with applicable "Blue Sky" laws.

            (b) Rule 144. It understands that an exemption from registration is not presently available pursuant to Rule 144 promulgated under the Securities Act by the Securities and Exchange Commission (the "Commission") and that in any event it may not sell any securities pursuant to Rule 144 prior to the expiration of a one-year period after it has acquired such securities. It understands that any sales pursuant to Rule 144 can be made only in full compliance with the provisions of Rule 144.

            (c) No Public Market. It understands that no public market now exists for any of the securities of the Acquired Companies and the Acquired Companies have not made any assurances that a public market will ever exist for such securities.

            (d) Restrictions on Transfer; Restrictive Legends. It understands that the transfer of the Equity Interests is restricted by applicable state and Federal securities laws, and that the certificates representing the Equity Interests will be imprinted with legends restricting transfer except in compliance therewith.

            (e) Access to Data. It has had an opportunity to discuss the Acquired Companies' business, management and financial affairs with the management of the Acquired Companies. It has also had an opportunity to ask questions of officers of the Acquired Companies.

      6. Miscellaneous.

            (a) Consideration. The Company and the Subsidiaries each agree that the Subsidiaries are acquiring the Assigned Rights for good and valuable consideration, including the Subsidiaries' agreement to perform and discharge all of the Assumed Obligations and the guarantee by the Subsidiaries of the obligations of the Company pursuant to a $525,000,000 Credit Agreement by and among the Company, Alpha NR Holding, Inc., the Lenders and Issuing Banks party thereto, Citicorp North America, Inc., Citigroup Global Markets Inc. and UBS Securities LLC.

            (b) Indemnification. Each of the Subsidiaries agrees to indemnify, defend and hold harmless the Company from and against any loss, liability, claim, damage or expense resulting from or arising out of any breach by such Subsidiary of any of its obligations under this Assignment.

            (b) Attorney-In-Fact. The Company hereby irrevocably constitutes and appoints each Subsidiary as the Company's attorney-in-fact, in the Company's name, to demand, receive, and enforce all of its respective Assigned Rights, to give appropriate receipts, releases and satisfactions therefor, and to do any and all other acts with respect to the Assigned Rights and Assumed Obligations, in each case with the same force and effect as if the Company had accomplished such act itself.

            (c) Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Delaware.

            (d) Binding Effect and Assignment. This Assignment shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

            (e) Counterparts. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                                    * * * * *

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

      IN WITNESS WHEREOF, this instrument is executed as of the day and year first above written.

                                    ALPHA NATURAL RESOURCES, LLC

                                    By: /s/ Kevin S. Crutchfield
                                    Name: Kevin S. Crutchfield
                                    Title: Executive Vice President
                                    Address: 406 West Main Street
                                             Abingdon, Virginia 24210

                                    MATE CREEK ENERGY, LLC

                                    By: /s/ Vaughn R. Groves
                                    Name: Vaughn R. Groves
                                    Title: Vice President
                                    Address: 406 West Main Street
                                             Abingdon, Virginia 24210

                                    CALLAWAY NATURAL RESOURCES, INC.

                                    By: /s/ Vaughn R. Groves
                                    Name: Vaughn R. Groves
                                    Title: Vice President
                                    Address: 406 West Main Street
                                             Abingdon, Virginia 24210

                                    PREMIUM ENERGY, LLC

                                    By: /s/ Vaughn R. Groves
                                    Name: Vaughn R. Groves
                                    Title: Vice President
                                    Address: 406 West Main Street
                                             Abingdon, Virginia 24210

                                    VIRGINIA ENERGY COMPANY, LLC

                                    By: /s/ Vaughn R. Groves
                                    Name: Vaughn R. Groves
                                    Title: Vice President
                                    Address: 406 West Main Street
                                             Abingdon, Virginia 24210

        [Signature Page to Assignment of Rights Under Certain Agreements]

                                    EXHIBIT A

        SUBSIDIARY                               ACQUIRED INTERESTS
--------------------------------        -------------------------------------------
Mate Creek Energy, LLC                  Assets of Mate Creek Energy of W. Va., Inc.

Callaway Natural Resources, Inc.        Stock of Nicewonder Contracting, Inc.;
                                        Stock of White Flame Energy, Inc.; and
                                        Stock of Twin Star Mining, Inc.

Premium Energy, LLC                     Units of Powers Shop, LLC

Virginia Energy Company, LLC            Assets of Virginia Energy Company